1
FIRSTBANCORP
POLICY STATEMENT ON

INSIDE INFORMATION

AND INSIDER

TRADING
1
EXHIBIT 19.1
Introduction
Purpose
The purpose

of this

Policy Statement

on Inside

Information and

Insider Trading

(“Policy Statement”)

is to

establish First

BanCorp’s
policies regarding the protection

of material, non-public and other

confidential information, the stringent

ethical and legal prohibitions
against insider trading

and tipping, and

the expected standards

of conduct of

employees with respect

to these highly

sensitive matters.

Unlawful insider trading

occurs when a person

uses material, non-public

information obtained through

their employment or

otherwise
involvement with

a company

to make

decisions to

purchase, sell

or otherwise

engage in

transactions in

the Corporation’s

(as defined
below)

securities

or

to

provide

that

information

to

others

outside

the

company.

The

prohibitions

against

insider

trading

apply

to
trading

or

otherwise

transacting

in

the

Corporation’s

securities,

tipping,

and

making

recommendations

to

engage

in

transactions

by
virtually any person, including all persons associated with the company,

if the information involved is “material” and “non-public.”
Applicability
This Policy

Statement applies

to all employees

and members

of the

Board of

Directors (the

“Board”) of

First BanCorp

and any

of its
subsidiaries

and

affiliates

(collectively

and

hereinafter,

the

“Corporation”)

and

to

advisors

and

consultants

of

the

Corporation
(collectively, the

“Restricted Persons”).

Overview
The Policy Statement explains

your obligations under the

law and the Corporation’s

policies. Every Restricted Person

should read this
Policy Statement

carefully and comply

with it at

all times. In

the course of

your employment

or association

with the Corporation

as a
Restricted

Person,

you

are

likely

to

use

or

have

access

to

information

about

the

Corporation

and

the

companies

with

which

the
Corporation

engages

in

transactions

or

does

business

that

is

not

generally

available

to

the

public.

You

have

ethical

and

legal
obligations

to

maintain

the

confidentiality

of

information

about

the

Corporation

and

to

not

transact

in

the

Corporation’s

securities
while in possession

of material

non-public information.

Restricted Persons subject

to this Policy

Statement must not

engage in

illegal
trading and must avoid

the appearance of improper

trading. Each individual is responsible

for making sure that

he, she or they comply
with

this

Policy

Statement,

and

that

any

family

member,

household

member

(collectively,

“Family

Members”)

or

entity

that

you
influence or control (“Related

Entity”) whose transactions are

subject to this Policy Statement

also comply with this Policy

Statement.
In all cases, the responsibility for

determining whether an individual

is in possession of material non-public information

rests with that
individual,

and

any

action

on

the

part

of

the

Corporation,

the

Corporation’s

General

Counsel

or

any

other

employee

or

director
pursuant

to

this Policy

Statement

(or

otherwise)

does

not in

any

way

constitute

legal

advice

or

insulate

an

individual

from

liability
under

applicable

securities

laws.

You

could

be

subject

to

severe

legal

penalties

and

disciplinary

action

by

the

Corporation

for

any
conduct prohibited by this Policy Statement or applicable securities laws.

This

Policy

Statement

applies

to

transactions

in

the

Corporation’s

securities

(collectively

referred

herein

as

the

“Corporation’s
securities”),

including

the

Corporation’s

common

stock,

options

to

purchase

common

stock,

preferred

stock

or

any

other

type

of
securities that the Corporation may issue, from time to time, including

(but not limited to) convertible debentures and warrants, as well as

derivative

securities

that

are

not

issued

by

the

Corporation,

such

as

exchange-traded

put

or

call

options

or

swaps

relating

to

the
Corporation’s securities.

1
For the avoidance of doubt, “Family Members” includes family members who reside with you (including a spouse, a child,

a child away at college, stepchildren,
grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in your household,

and any family members who do not live in your
household but whose transactions in the Corporation’s securities are directed by you or are subject to your influence or control, such as parents or children who consult
with you before they trade in the Corporation’s securities.

2

I. PROHIBITED ACTIVITY
You

may not trade

in the Corporation’s

securities (or in

the securities of

any other

corporation, such as

a customer,

supplier, possible
acquisition target,

or competitor,

with which

the Corporation

does business)

when you

are aware

of material,

non-public information
concerning the Corporation

(or such other corporation).

This Policy Statement applies both

to purchases of securities

(to make a profit
based

on

good

news)

and

sales

and

gifts

of

securities

(to

avoid

a

loss

based

on

bad

news),

regardless

of

how

or

from

whom

the
material non-public

information has been

obtained. You

also may not

convey to any

other person (“tip”)

inside information

regarding
the

Corporation

(or

other

corporations

with

which

the

Corporation

has

business

dealings,

such

as

customers,

suppliers,

possible
acquisition or sale targets,

or competitors) or recommend

that others engage in transactions in

the Corporation’s

securities while in the
possession of material non-public information.
For purposes of this Policy Statement, references to “trade,” “trading”

or “transactions” include, among other things:
●
any

purchases and

sales of

the Corporation’s

securities or

derivatives

of the

Corporation’s

securities and

any short

sales of
the Corporation’s securities;
●
sales of the Corporation’s securities obtained

through the exercise of employee stock options granted by the Corporation;
●
gifts of the Corporation’s securities (including

charitable donations);

●
pledges of the Corporation’s

securities to secure a loan; and
●
purchases, if

permitted by

the Corporation,

of financial

instruments that

are designed

to hedge

or offset

any decrease

in the
market value of the Corporation’s

securities.
Notwithstanding the

foregoing, Section

16 Persons

(as defined

below) are

prohibited at

all times

from engaging

in short

sales of

the
Corporation’s

securities,

pledges

of

the

Corporation’s

securities

to

secure

a

loan,

and

purchases

of

financial

instruments

that

are
designed to hedge or offset any decrease in the market value of the Corporation’s securities.
Additionally,

you may

not make

elections to

participate in

or make

changes in

such elections

relating to

employee benefit

plans that
involve the

purchase or

sale of

the Corporation’s

securities (collectively,

“Benefit Plans”)

while in

possession of

material non-public
information regarding the Corporation.

For purposes of this Policy Statement, “you” shall mean

each employee, officer, director,

and advisor or consultant of the Corporation,
as

well

as

any

Family

Member

or

Related

Entity

of

such

employee,

officer,

director,

or

advisor

or

consultant.

In

addition,

to

help
prevent

inadvertent

violations

of

the

federal

securities

laws

and

to

avoid

even

the

appearance

of

trading

on

the

basis

of

inside
information,

the

Corporation

has

designated

certain

employees

(collectively,

the

“Designated

Employees”)

to

whom

this

Policy
Statement imposes additional trading restrictions. The Corporation will notify you if you are a Designated Employee.

If

a

person

ceases

to

be

a

Restricted

Person

at

a

time

when

he

or

she

is

aware

of

material

non-public

information

concerning

the
Corporation, the prohibition

on trading in the Corporation’s

securities in this Section I

shall continue to apply

to such person until that
information has become public or is no longer material.
Finally,

it

is

also

the

policy

of

the

Corporation

that

the

Corporation

will

not

engage

in

transactions

in

the

Corporation’s

securities
while aware of material non-public information relating to the Corporation or the Corporation’s securities.

II.

MATERIAL NON-PUBLIC

INFORMATION
A. What is Inside (or Non-Public) Information?
“Inside”

or

“non-public”

information

is

confidential

information

about

the

Corporation

(or

any

other

entity

with

which

the
Corporation has business

dealings, such as

a customer,

supplier, possible

acquisition or sale

target, or competitor)

that is not available
to

the

public

and

which

the

investing

public

has

not

yet

had

time

to

absorb

and

evaluate.

Generally

speaking,

information

is
considered

to

have

been

made

available

to

the

public

one

full

Trading

Day

after

it

has

been

disclosed

by

the

Corporation

or
authorized

third

parties

in

a

press

release

or

other

public

disclosure,

including

any

filing

made

with

the

Securities

and

Exchange
2
The term “Trading Day” means a day on which the New York Stock Exchange (“NYSE”) is open for trading, and a “Trading Day” begins at the time trading begins
and ends at the close of regular market hours.

Commission (the “SEC”). In other words, there

is a presumption that the public needs one full

Trading Day to receive and absorb

such
information.

B. What is Material Information?
“Material” information

is: (i)

any information

that a

reasonable investor

would likely

consider important

in deciding

whether to

buy,
sell, or

hold the

Corporation’s

securities; or

(ii) any

information that

might affect

the market

or price

for the

Corporation’s

securities
(whether positive or negative).

While it is not

possible to identify in

advance all of the

information that will be

deemed to be material,
some illustrations of information that may be deemed material include the following:
●
the negotiation of a merger or acquisition involving

the Corporation;
●
information

regarding

the

Corporation’s

revenues

or

earnings,

including

projections

of

future

earnings

or

losses

or
changes to previously announced earnings guidance, or the decision to suspend earnings guidance;
● possible regulatory action or major litigation concerning the Corporation;
●
various

matters

affecting

the

Corporation’s

securities

(e.g.,

defaults

on

senior

securities,

calls

of

securities

for
redemption, repurchase plans, stock

splits or changes in dividends,

changes to the rights of security

holders, a repurchase
program, or public or private sales of additional securities of the Corporation);
●
the

consideration

of

a

tender

offer

by

the

Corporation

for

another

Corporation’s

securities

or

by

a

third

party

for

the
Corporation’s securities;
●
the consideration of major management or director changes or changes in control;
●
the

occurrence

of

material

cybersecurity

incidents,

intentional

or

otherwise,

or

disruptions

in

the

Corporation’s
information

technology

systems,

as

well

as

the

Corporation’s

remediation

efforts

in

connection

with

material
cybersecurity incidents or disruptions in information technology systems;
●
major new products or

marketing changes or developments

regarding customers or

suppliers (e.g., the acquisition

or loss
of a contract);
●
bankruptcies or receiverships;

●
a change

in auditors

or a

notification

from an

auditor that

the Corporation

may no

longer rely

on the

auditor’s

results;
and/or
●
The

imposition

of

an

event-specific

restriction

on

trading

in

the

Corporation’s

securities

or

the

securities

of

another
entity or the extension or termination of such restriction.
It can sometimes be difficult to know whether

information would be considered “material.”

The determination of whether information
is material

is almost

always clearer

after the

fact, when

the effect

of that

information on

the market

can be

quantified. Although

you
may have information about

the Corporation that you

do not consider to be

material, federal regulators

and others may conclude

(with
the benefit of hindsight)

that such information was

material. If you are

unsure whether information of

which you are aware

is material
or non-public, you

should consult with the

Corporation’s

General Counsel. When doubt

exists, the information should

be presumed to
be material and you should not engage in transactions in the Corporation’s securities.
C. What are the Reasons for Maintaining Confidentiality?
Before inside

information relating

to the

Corporation or

its business

has been

disclosed to

the general

public, it

must be

kept in

strict
confidence.

Such information

should be

discussed only

with persons

who are

employed by

or represent

the Corporation

who have

a
“need to

know” and should

be confined to

as small a

group as possible.

The utmost

care and circumspection

must be exercised

at all
times.

Therefore,

conversations

in

public

places,

such

as

elevators,

restaurants,

and

airplanes,

as

well

as

conversations

on

mobile
phones, should

be limited

to matters

that do

not involve

information of

a sensitive

or confidential

nature. In

addition, you

should not
transmit confidential information through the Internet or any e-mail system that is not secure.

The

Corporation

has

ethical

and

legal

responsibilities

to

maintain

the

confidence

of

its

stockholders

and

of

the

public

securities
markets generally,

to protect

as valuable

assets confidential

information developed

by or

entrusted to

the Corporation,

and to

ensure
that Restricted

Persons do

not derive

improper benefits

through the

misuse of

Corporation assets.

Although

the Corporation

respects
the

right

of

each

Restricted

Person

to

engage

in

investment

activities

and

encourages

Restricted

Persons

to

become

and

remain
stockholders of the Corporation,

it is important that such

activities avoid any appearance

of impropriety and remain

in full compliance
with the law.
As discussed

further in

Section IV,

to avoid

improper conduct,

or the

appearance of

impropriety,

Section 16

Persons and

Designated
Employees

will

be

prohibited

by

the

Corporation

from

buying

or

selling

the

Corporation’s

securities

during

times

when

the
Corporation is most likely to have material, non-public information because these persons generally have access to a range of

financial
and other sensitive information

about the Corporation. Finally,

as and when circumstances

require, the Corporation’s

General Counsel
will

implement

additional

restrictions

on

those

Section

16

Persons

and

Designated

Employees

who

are

asked

to

work

on

sensitive
projects or transactions, or who gain access to material, non-public information in connection with a specific project or transaction.
Your

failure to maintain the confidentiality

of material, non-public information

about the Corporation could damage

the Corporation’s
reputation and

greatly harm

the Corporation’s

ability to

conduct and

grow its

business. Additionally,

you could

be fired

or subject

to
other disciplinary actions for disclosing or trading on inside information about the Corporation. In addition, as discussed in Section VI, you and the Corporation also could be exposed to significant civil penalties and criminal charges.
III.

PERMITTED TRANSACTIONS
The prohibitions of this Policy Statement do not apply to the following transactions:

A.
Transactions Between Restricted

Persons and the Corporation
●
This

Policy

Statement

does

not

apply

to

the

exercise

of

stock options

granted

under

the Corporation’s

incentive

plans
through

payment

of

the

exercise

price

with

cash

(i.e.,

without

Corporation’s

securities

being

sold

into

the

market).

However,

the

subsequent

sale

of

the

Corporation’s

securities

(including

sales

of

stock

in

a

broker-assisted

cashless
exercise) acquired upon the exercise of stock options is subject to all provisions of this Policy Statement.
●
This Policy

Statement does

not apply

to the

granting or

vesting of

any equity-based

award, including

restricted stock

or
performance shares or

the vesting and delivery

of shares of stock

underlying restricted stock

units. The Policy

Statement
does

apply,

however,

to

any

market

sale

of

shares

of

Corporation

securities

upon

the

vesting

of

restricted

stock

or
performance shares or the vesting and delivery of shares of stock underlying restricted stock units.
●
This

Policy

Statement

does

not

apply

to

the

withholding

or

surrender

of

Corporation

securities

to

the

Corporation

to
satisfy

tax

withholding

obligations

arising

from

the

exercise

of

stock

options,

the

vesting

of

restricted

stock,

or

the
vesting and delivery of shares of stock underlying restricted stock units.
●
The

Policy

Statement’s

trading

restrictions

generally

do

not

apply

to

acquisitions

of

Corporation

securities

under

any
Benefit Plan pursuant

to the affected

Restricted Person’s

advance election made

while not in possession

of material non-
public information.

The Policy

Statement’s

trading restrictions

do apply,

however,

to (i)

your initial

election to

acquire
the Corporation’s

securities pursuant

to a

Benefit Plan,

(ii) any

increase or

decrease in

the amount

of the

Corporation’s
securities that

you

acquire

through a

Benefit Plan,

(iii) any

discretionary

change as

to the

Corporation’s

securities you
hold through a Benefit Plan and (iv) the sale of Corporation securities acquired under a Benefit Plan.
B. Rule 10b5-1 Affirmative Defense
Rule 10b5-1 under

the Securities Exchange

Act of 1934,

as amended (the

“Exchange Act”) provides

a defense against

insider trading
liability for

trades that

are made

pursuant to

a preexisting

arrangement regarding

the purchase

or sale

of the

Corporation’s

securities
that meets

the requirements

of Rule

10b5-1 (a

“Trading

Plan”). Purchases

or sales

of the

Corporation’s

securities made

pursuant

to,
and

in

compliance

with,

a

written

Trading

Plan

may

be

made

without

restriction

to

any

particular

period

and

without

further

pre-
clearance at the time of the transaction, provided that:

●
The

Trading

Plan

specifies

the

timing,

prices,

and

amounts

of

the

contemplated

trades,

establishes

a

formula

or
algorithm,

or

computer

program,

for

determining

which

dates,

prices,

and

amounts,

or

grants

a

broker

sole

discretion
with respect to these terms;

●
The

Trading

Plan

was

adopted,

amended,

modified,

replaced,

or

terminated

in

good

faith,

in

compliance

with

all

the
requirements

of

Rule

10b5-1,

at

a

time

when

such

person

was

not

in

possession

of

material,

non-public

information
about the Corporation or during a trading window;
●
For Section

16 Persons

only,

the Trading

Plan includes

a representation

certifying that,

at the

time the

Trading

Plan is
adopted

or

modified,

such

person

(i)

is

not

aware

of

material,

non-public

information

about

the

Corporation

or

its
securities, and

(ii) is

adopting or

modifying the

Trading

Plan in

good faith

and not

as part of

a plan

or scheme

to evade
the prohibitions of Rule 10b5-1;and
●
For

Section

16

Persons,

the

Trading

Plan

was

notified

in

advance

to

the

Corporation’s

General

Counsel

prior

to

its
adoption, amendment, modification, replacement or termination.

With respect

to Section 16

Persons, no trade

pursuant to the

Trading

Plan may be

made until the

later of (i)

ninety (90) days

after the
date

of

the

adoption,

amendment,

modification

or

replacement

of

the

Trading

Plan

and

(ii)

two

(2)

business

days

following

the
Corporation’s

disclosure of

its financial

results for

the fiscal

quarter in

which the

Trading

Plan was

adopted,

amended, modified,

or
replaced in an

Annual Report on

Form 10-K or

a Quarterly Report

on Form 10-Q

(the “Cooling-Off

Period”); provided, however,

the
Cooling-Off Period

shall not exceed

one hundred twenty

(120) days following

the adoption, amendment,

modification or replacement
of the Trading

Plan. With respect

to Restricted Persons

that are not Section 16

Persons, no trades pursuant

to the Trading

Plan may be
made until thirty (30) days after the date of the adoption, amendment, modification,

or replacement of the Trading Plan.

Restricted

Persons

may

not

have

outstanding

and

may

not

subsequently

enter

into

multiple,

overlapping

Trading

Plans

that

would
qualify for

the affirmative

defense under

Rule 10b5-1

for purchases

or sales

of any

class of securities

of the

Corporation on

the open
market

during

the

same

period,

subject

to

certain

exceptions.

Additionally,

during

any

consecutive

twelve

(12)

month

period,
Restricted Persons may

participate in

and rely upon

no more than

one (1) “single-trade”

Trading

Plan (i.e., a

trading plan designed

to
effect

the

open-market

purchase

or

sale

of

all

of

the

securities

covered

by

such

plan

in

a

single

transaction),

subject

to

certain
exceptions.
Among other

disclosure obligations

regarding Trading

Plans, Forms

4 and

5, which

are required

to be

filed with

the SEC

by Section
16 Persons,

include a

checkbox requiring

filers to

indicate whether

a reported

transaction was made

pursuant to

a trading

plan that

is
intended to

satisfy the affirmative

defense conditions

of Rule 10b5

-1. Any Restricted

Person that

enters into a

Trading Plan

agrees to
promptly

provide

to the

Corporation

upon request

any

information

relating

to the

Trading

Plan that

would

assist the

Corporation

in
timely satisfying

its disclosure

obligations

in connection

with filings

on Form

3, 4

and 5,

Quarterly Reports

on Form

10-Q,

Annual
Reports on Form 10-K, proxy statements, and other SEC filings.

IV.

TRADING WINDOWS
Assuming

that

you

are

not

aware

of

material

inside

information

concerning

the

Corporation,

if

you

are

a

member

of

the

Board

or
designated

as an

“officer”

of the

Corporation

pursuant

to

Section 16

of

the

Exchange

Act

(collectively,

“Section

16 Persons”)

or

a
Designated Employee,

you may

trade in

the Corporation’s

securities only

(i) during

the period

beginning one

full Trading

Day after
the public release

of the Corporation’s

quarterly and annual

earnings and

ending on the

16th day of

the last month

of the then-current
fiscal quarter (the “trading

window”), and (ii) after you

have obtained prior approval from

the Corporation’s

General Counsel for such
transaction.

A

request

for

prior

approval

should

be

submitted

to

the

General

Counsel

at

least

one

Trading

Day

in

advance

of

the
proposed transaction.

Assuming

that

you

do

not

possess

material

inside

information

concerning

the

Corporation,

if

you

are

a

Section

16

Person

or

a
Designated

Employee,

you

may

make

an

election

to

acquire

the

Corporation’s

securities

pursuant

to

a

Benefit

Plan,

increase

or
decrease the amount of

the Corporation’s

securities that you acquire through

such a Benefit Plan, or

make a discretionary change

as to
the

Corporation’s

securities

you

hold

through

any

such

Benefit

Plan

only

(i)

during

the

trading

window;

and

(ii)

after

you

have
obtained

prior

approval

from

the

Corporation’s

General

Counsel

for

any

such

transaction.

A

request

for

prior

approval

should

be
submitted to the General Counsel at least one Trading

Day in advance of the proposed transaction.

V.

SECTION 16, Regulation BTR and Rule 144
Section 16

Persons are

subject to

special reporting

requirements and

trading restrictions

pursuant to

Section 16

of the

Exchange Act
that do not depend upon

whether you are in possession

of material non-public information.

For example, Section 16 Persons

must file
a

report

with

the

SEC

by

the

end

of

the

second

business

day

following

the

day

on

which

they

purchase

or

sell

certain

of

the
Corporation’s

securities. The

Corporation

will assist

Section

16 Persons

in meeting

their filing

requirements. However,

the ultimate
responsibility,

and liability,

for timely

filing remains

with the

Section 16

Person. In

order to

make a

timely filing,

it is

necessary that
Section 16 Persons provide advance

notice of any transaction in the

Corporation’s securities

to the Corporation’s

General Counsel and
that

the

terms

of

the

transaction,

including

whether

such

transaction

was

conducted

pursuant

to

a

Trading

Plan,

be

reported

to

the
Corporation’s General Counsel by

such Section 16 Person or his or her broker within one Trading

Day of the transaction.

Pursuant

to

Regulation

BTR,

Section

16

Persons

are

also

prohibited

from

trading

in

the

Corporation’s

equity

securities

during

a
pension plan

blackout period,

which is

a three-day

or longer

period in

which more

than 50%

of the

participants in

the Corporation’s
benefit

plans

are

prevented

from

selling

or

transferring

their

interest

in

the

Corporation’s

securities

held

in

that

plan.

The

trading
prohibition

of Regulation

BTR only

applies to

securities that

were or

are acquired

by the

Section 16

Person

in connection

with

the
Section 16

Person’s

employment with

the Corporation

or service

on the

Board. The

Corporation will

notify the

Section 16

Person in
advance

of

a

covered

blackout.

If

a

Section

16

Person

trades

during

that

blackout,

he

or

she

would

violate

Regulation

BTR

and
subject himself

or herself

to a

potential private

action to

recover any

profit gained

or loss

avoided as

a result

of not

waiting to

trade
until the close of the blackout period.

Trades made pursuant to a Trading

Plan are exempt from Regulation BTR.
In certain

situations, Section

16 Persons

also are

required

to file

a Form

144 before

making open

market

sales of

the Corporation’s
securities. A

Form 144

notifies the

SEC of

the Section

16 Person’s

intent to

sell the

Corporation’s

securities. Form

144 is

generally
filled out

and filed

by the

Section 16

Person’s

brokerage firm

in accordance

with existing

rules regarding

Form 144

filings and

is in
addition to required

reports under Section

16 of the

Exchange Act. If

you are a

Section 16 Person,

you must instruct

your broker who
handles trades

in the

Corporation’s

securities to

follow the

brokerage

firm’s

Rule 144

compliance procedures

in connection

with all
trades.

Section 16

Persons may

only transact

in the

Corporation’s

securities six

(6) months

after their

most recent

opposing purchase

or sale
of the Corporation’s securities,

unless such trade is exempt. In addition to obtaining pre-approval,

a Section 16 Person (or their broker)
must

also

report

each

transaction

in

the

Corporation’s

securities

to

the

Corporation’s

General

Counsel

no

later

than

the

first

full
business day

after such

transaction is

executed.

Section 16

Persons may

not trade

the Corporation’s

securities during

a pension

plan
blackout. The Corporation will notify the Section 16 Person in advance of an anticipated blackout period.
VI.

PENALTIES
Trading

on inside

information is

a crime.

Punishment for

insider trading

violations

is severe

and could

include significant

fines

and
imprisonment. In addition,

the SEC may seek

the imposition of

a civil penalty

of up to three

times the profits

made, or losses

avoided
from

trading

on

inside

information.

Those

who

trade

on

inside

information

also

must

return

any

profits

made,

and

they

are

often
subject to

an injunction

against future

violations.

Finally,

under some

circumstances, people

who trade

based on

inside information
may be subjected to civil liability in private lawsuits.
Employers

and

other

controlling

persons

(including

supervisory

personnel)

are

also

at

risk

for

punishment

under

federal

law

for
insider trading violations and if they recklessly fail to take preventive steps to control insider trading.

The

SEC,

the

Department

of

Justice,

the

national

securities

exchanges,

and

the

Financial

Industry

Regulatory

Authority

have
committed

large

staffs,

computer

investigative

techniques,

and

other

resources

to

the

detection

and

prosecution

of

insider

trading
cases. Criminal prosecution and the imposition of fines and/or imprisonment is commonplace.
For

all

of

these

reasons,

both

you

and

the

Corporation

have

a

significant

interest

in

ensuring

that

insider

trading

is

scrupulously
avoided.
VII.

CERTIFICATION
Upon

receipt

of

the

Policy

Statement,

as

it relates

to

Section

16

Persons

or

Designated

Employees,

you

must

attest

to

the

attached
Certification,

either via

email correspondence

or by

completing

the Certification,

stating that

you received

the Corporation’s

Policy
Statement

regarding

insider

trading

and

the

preservation

of

the

confidentiality

of

material

non-public

information

and

related
procedures,

and

you

agree

to comply

with

it.

Please note

that

you

are

bound

by

the

Policy Statement

whether

or

not you

sign

the
Certification. On an annual basis, Section

16 Persons and Designated Employees

will be required to confirm your compliance

with the
Policy Statement by attesting and certifying with the statements included in the attached Certification.

VIII.

EFFECTIVITY OF POLICY AND POLICY AMENDMENT
1.
This Policy Statement

has been approved

by the Board

and supersedes the

former Insider Trading

Policy previously adopted
by the Board.

2.
This Policy

Statement will

be administered

and interpreted

by the

Corporate Governance

and Nominating

Committee of

the
Board, which shall

have the discretion

to submit for

approval by the

Board any amendments

or modifications, in

whole or in
part.

FIRST BANCORP.
POLICY STATEMENT

CERTIFICATION
I hereby certify that I:
a.
have

read

and

understand

the

Policy

Statement

on

Inside

Information

and

Insider

Trading

and

related
procedures, a copy of which was distributed with this certificate;
b.
understand that

if I fail

to comply with

the policy

and procedures

set forth in

the Policy Statement,

I could
be subject to the penalties described in Section II-D of the Policy Statement,

as well as disciplinary action;

c.

have complied with the foregoing policy and procedures;

d.

will continue to comply with the policy and procedures set forth in the Policy Statement;

e.

will

request

prior

approval

of

all

proposed

trades

in

the

Corporation’s

securities,

including

sales,
acquisitions,

and

gifts

of

the

Corporation’s

securities,

if

I

am

a

Section

16

Person

or

a

Designated
Employee, each

as defined

in this

Policy Statement,

unless not

required pursuant

to this

Policy Statement;
and

f.

will

report

all

transactions

in

the

Corporation’s

securities

if

I

am

a

Section

16

Person,

as

defined

in

the
Policy Statement.
Signature: ________________________________
Name: ___________________________________

(please print)
Department or Title: ________________________
Date: ____________________________________